EXHIBIT 10.10

               FIRST AMENDMENT TO COMMON STOCK PURCHASE AGREEMENT

         THIS  FIRST   AMENDMENT  TO  COMMON  STOCK   PURCHASE   AGREEMENT  (the
"Amendment"), dated as of January 3, 2001, by and between STEROIDOGENESIS INHIBITORS INTERNATIONAL, INC. (D/B/A SAMARITAN PHARMACEUTICALS), a Nevada corporation (the "Company"), and FUSION CAPITAL FUND II, LLC (together with its permitted assigns, the "Buyer"). Capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Common Stock Purchase Agreement.

         WHEREAS, the parties hereto are parties to a Common Stock Purchase Agreement dated as of November 2, 2000 (the "Common Stock Purchase Agreement");

         WHEREAS, pursuant to the Common Stock Purchase Agreement, the Buyer has agreed to purchase, and the Company has agreed to sell up to $10,000,000 of the Common Stock all in accordance with the terms and conditions of the Common Stock Purchase Agreement;

         WHEREAS, the parties desire to increase the Available Amount such that the Buyer shall purchase and the Company shall sell up to $20,000,000 of the Common Stock under the Common Stock Purchase Agreement;

         WHEREAS, the Buyer desires to advance the Company such funds as from time to time the Buyer shall determine in its sole discretion as an advance against purchases of Common Stock under the Common Stock Purchase Agreement;

         WHEREAS, in order to increase the Available Amount to $20,000,000 and to induce the Buyer to make such advances to the Company, the Buyer and the Company desire to amend the Common Stock Purchase Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

         1.       Amendments.

                  a. The Preamble to the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Buyer, and the Buyer wishes to buy from the Company, up to Twenty Million Dollars ($20,000,000) of the Company's common stock, par value $0.001 per share (the "Common Stock"). The shares of Common Stock to be purchased hereunder are referred to herein as the "Purchase Shares.""

                  b. Section 1(b) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "(b) Buyer's Purchase Rights and Obligations. Subject to the provisions of Sections 1(d), the Buyer: (i) shall purchase shares of Common Stock during each Monthly Period equal to the Monthly Base Amount at the Purchase Price in accordance with
                  Section 1(e), and (ii) at any time on or after the Maturity Date, shall have the right to purchase shares of Common Stock up to the entire remaining Available Amount at the Purchase Price in accordance with Section 1(e). At any time and from time to time after the Commencement, the Buyer may, but shall not be obligated to, in the Buyer's sole discretion, make cash advances to the Company in such amounts as the Buyer shall determine as an advance against purchases under this Agreement (such advances the "Prepaid Amount"). The outstanding balance of the Prepaid Amount shall increase as any cash advances are paid to the Company. In order to satisfy the Buyer's obligation to pay the Purchase Amount for the purchase of Purchase Shares hereunder, the Prepaid Amount shall be reduced by the applicable Purchase Amount as the Buyer submits Purchase Notices hereunder. The Company shall have the right

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                  to repay to the Buyer the  outstanding  balance of the Prepaid
                  Amount to the extent the Buyer has not submitted a Purchase Notice with respect thereto. At any time when the outstanding balance of the Prepaid Amount is zero, the Buyer shall, within three (3) Trading Days of receipt of Purchase Shares, pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for the purchase of the Purchase Shares so received. The Company shall not issue any fraction of a share of Common Stock upon any purchase. All shares of Common Stock (including fractions thereof) issuable upon a purchase under this Agreement shall be aggregated for purposes of determining whether the purchase would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America by check or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day which is not a Trading Day, the same shall instead be due on the next succeeding day which is a Trading Day."

                  c. Section 1(d)(iii) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "(iii)  Company's Right to Suspend  Purchases.  If at any time
                  (1) the outstanding balance of the Prepaid Amount is zero, and
                  (2) the Closing Sale Price of the Common Stock is below the Fixed Purchase Price for three consecutive Trading Days, the Company shall have three (3) Trading Days from the last day of such three consecutive Trading Day Period to give written notice (a "Purchase Suspension Notice") to the Buyer suspending any and all purchases by the Buyer under this Agreement. The Purchase Suspension Notice shall be effective only for Purchase Notices which have a Purchase Date later than three (3) Trading Days after receipt of the Purchase Suspension Notice by the Buyer. The Purchase Suspension Notice shall not be effective for any Purchase Notices submitted by the Buyer in satisfaction of the Prepaid Amount. Any Purchase Notices submitted by the Buyer which have a Purchase Date on or prior to the third (3rd) Trading Day after receipt by the Buyer of the Company's Purchase Suspension Notice must be honored by the Company as otherwise provided herein. Such purchase suspension shall continue in effect until the earlier of: (A) revocation in writing by the Company, at its sole discretion, (B) such time as the Sale Price of the Common Stock is above the Fixed Purchase Price or (C) such time as the outstanding balance of the Prepaid Amount is greater than zero. After the delivery to the Buyer of a Purchase Suspension Notice from the Company, the Buyer shall no longer be obligated to purchase any Purchase Shares from the Company under Section 1 of this Agreement."

                  d. Section 1(g) of the Common Stock Purchase Agreement is hereby deleted in its entirety.

                  e. Section 4(f) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  (f) Issuance of Initial Commitment Shares/Limitation on Sales of Commitment Shares. The Company shall issue to the Buyer promptly after the date hereof, 1,054,945 shares of Common Stock (the "Initial Commitment Shares"). The Initial Commitment Shares shall be issued and delivered to the Buyer by the Company's transfer agent in certificated form and in accordance with the Transfer Agent instructions attached hereto as Exhibit I, which instructions shall be executed and delivered by the Company to the Transfer Agent promptly following the date hereof. The Buyer agrees that the Buyer shall not transfer or sell the Initial Commitment Shares until the Commencement Date or until this Agreement has been terminated. The Buyer agrees that the Buyer shall not transfer or sell the Commitment Shares (as defined in Section 7(b) hereof) until 750 calendar days after the date hereof or until

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                  this Agreement has been terminated,  provided,  however,  that the  restrictions  set forth in this sentence shall not apply:
                  (i) in connection with any transfers to or among affiliates (as defined in the Securities Exchange Act of 1934, as amended), (ii) in connection with any pledge in connection with a bona fide loan or margin account, or (iii) if an Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default, including any failure by the Company to timely issue Purchase Shares under this Agreement. Notwithstanding the forgoing, the Buyer may transfer Commitment Shares to a third party in order to settle a sale made by the Buyer where the Buyer reasonably expects the Company to deliver Purchase Shares to the Buyer under this Agreement so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the Commitment Shares so transferred with Purchase Shares when the Purchase Shares are actually issued by the Company to the Buyer.

                  f. Section 4(g) of the Common Stock Purchase Agreement is hereby amended by adding the following four sentences to the end of Section 4(g):

                  "Immediately at such time as the Available Amount is equal to $10,000,000, the Company shall issue and deliver or cause to be delivered to the Buyer, a number of shares of Common Stock equal to 8% of Ten Million Dollars ($10,000,000) divided by the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days prior to the date that the Available Amount is equal to $10,000,000. Such shares issued shall be deemed to be Commitment Shares for all purposes under this Agreement." The Buyer agrees that the Buyer shall not transfer or sell such new Commitment Shares until 750 calendar days after the date such new Commitment Shares are received by the Buyer or until this Agreement has been terminated, provided, however, that the restrictions set forth in this sentence shall not apply: (i) in connection with any transfers to or among affiliates (as defined in the Securities Exchange Act of 1934, as amended), (ii) in connection with any pledge in connection with a bona fide loan or margin account, or (iii) if an Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default, including any failure by the Company to timely issue Purchase Shares under this Agreement. Notwithstanding the forgoing, the Buyer may transfer the new Commitment Shares to a third party in order to settle a sale made by the Buyer where the Buyer reasonably expects the Company to deliver Purchase Shares to the Buyer under this Agreement so long as the Buyer maintains ownership of the same overall number of shares of Common Stock by "replacing" the new Commitment Shares so transferred with Purchase Shares when the Purchase Shares are actually issued by the Company to the Buyer."

                  g. Section 7(g) of the Common Stock Purchase Agreement is hereby amended by deleting the reference to "6,000,000" contained therein and replacing it with "10,000,000."

                  h.  Sections  10(b) and  10(j) of the  Common  Stock  Purchase
                      Agreement  are  hereby   amended  and  restated  in  their
                      entirety as follows:

                  "(b) "Available Amount" means Twenty Million Dollars ($20,000,000) in the aggregate which amount shall be reduced by the Purchase Amount as the Buyer purchases shares of Common Stock pursuant to Section 1 hereof."

                  "(j) "Maturity Date" means the date that is 1500 calendar days (50 Monthly Periods) from the Commencement Date which such date may be extended by up to an additional three (3) months by the Company, in its sole discretion, by written notice to the Buyer."

                  i. Section 11(k)(v) of the Common Stock Purchase Agreement is hereby amended and restated in its entirety as follows:

                  "(v) At any time after the Commencement Date, and so long as the outstanding balance of the Prepaid Amount is zero and the Company has provided appropriate notice as described below, if during any ten (10) consecutive Trading Days the Closing Sale Price of the Common Stock is below the Fixed Purchase Price for each of such ten (10) Trading Days, the Company shall have three (3) Trading Days to give written notice (a "Company Termination Notice") to the Buyer electing to terminate this Agreement without any liability or payment to the Buyer (a "Company Termination"). The Company Termination Notice shall

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                  not be effective until (a) three (3) Trading Days after it has been received by the Buyer, (b) the outstanding balance of the Prepaid Amount is zero and (c) the Company has delivered the shares of Common Stock, if any, required to be delivered pursuant to the last two sentences of Section 4(g). The
                  Company shall have the right to repay to the Buyer the outstanding balance of the Prepaid Amount to the extent the Buyer has not submitted a Purchase Notice with respect thereto. Any Purchase Notices submitted by the Buyer which have a Purchase Date on or prior to the third (3rd) Trading Day after receipt by the Buyer of the Company Termination Notice, must be honored by the Company as otherwise provided herein. The Company may not deliver a Company Termination
                  Notice  or   otherwise   effect  a  Company   Termination   in
                  anticipation of or in connection with a Major Transaction until such Major Transaction (whether or not consummated) has been publicly disclosed for a period of at least sixty (60) Trading Days. In the event that within sixty (60) Trading Days of a Company Termination, the Company publicly discloses that
                  a  Major   Transaction   has  been   consummated   or  may  be
                  consummated, the Buyer shall be entitled to the following payment equal to the Purchase Rate (determined as of the date of the Company Termination Notice assuming a Purchase Amount equal to the remaining Available Amount) multiplied by the amount, if any that (A) the arithmetic average of the Closing Sale Price for the Common Stock for the ten (10) Trading Days following either: (1) the public disclosure of the Major Transaction or (2) the consummation of the Major Transaction, as selected by the Buyer, exceeds (B) the Purchase Price determined as of the date the Company Termination is effected. Any payments under the previous sentence shall be made either in the form of cash or registered, freely tradable shares of Common Stock, eleven (11) Trading Days following either: (1) the public disclosure of the Major Transaction or (2) the consummation of the Major Transaction, as selected by the Buyer. To the extent that such payment has not been paid by the fifth (5th) Trading Date after its due date, the Buyer shall be entitled to interest in an amount equal to one percent (1.0%) of the unpaid amount per day, payable on demand. If paid in shares of Common Stock, the "dollar value" per share of Common Stock shall be the average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days prior to the payment date."

                  j. Section 11(k)(vi) is hereby amended by deleting the reference to "Ten Million Dollars ($10,000,000)" contained therein and by replacing it with "Twenty Million Dollars ($20,000,000)."

                  k. The last paragraph of Section 11(k) of the Agreement is hereby amended and restated in its entirety as follows:

                  "Except as set forth in Sections 11(k)(i) and 11(k)(vi), any termination of this Agreement pursuant to this Section 11(k) shall be effected by written notice from the Company to the Buyer, or the Buyer to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 hereof, the indemnification provisions set forth in Section 8 hereof and the agreements and covenants set forth in Section 1(e)(v) hereof and Section 11 hereof, shall survive any termination of this Agreement. No termination of this Agreement shall effect the Company's or the Buyer's obligations under this Agreement with respect to pending purchases and the Company and the Buyer shall complete their respective obligations with respect to any pending purchases under this Agreement including the Company obligations under Section 1(e)(v) hereof. No termination of this Agreement by the Company shall be effective unless the outstanding balance of the Prepaid Amount is zero and the Company has delivered the shares of Common Stock, if any, required to be delivered pursuant to the last two sentences of
                  Section 4(g). In the event of a termination  of this Agreement

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                  by the Buyer,  the Company  shall within five (5) Trading Days of the  Company's  receipt of a notice of  termination  by the
                  Buyer, repay to the Buyer the outstanding balance of the Prepaid Amount, if any. Any such termination by the Buyer shall nevertheless be effective upon delivery to the Company of such notice by the Buyer. If within five (5) Trading Days
                  after  the  Company's  receipt  of  such  termination   notice
                  submitted in accordance herewith, the Company shall fail for any reason to repay to the Buyer the outstanding balance of the Prepaid Amount, if any, the Company shall pay in cash, on demand, interest per day to the Buyer for each day after such fifth (5th) Trading Day that the outstanding balance of the Prepaid Amount is not timely repaid to the Buyer, in an amount equal to 0.1% of the outstanding balance of the Prepaid Amount."

                  l. The term "Transaction Documents" shall be deemed to include this Amendment for all purposes under the Common Stock Purchase Agreement.

                  m. Each and any reference to "Ten Million Dollars ($10,000,000)" or "$10,000,000" contained in any Exhibit to the Common Stock Purchase Agreement is hereby deleted and replaced with the words and numbers "Twenty Million Dollars ($20,000,000)" or "$20,000,000," respectively.

         2. Effect of Amendment/Incorporation of Certain Provisions. Except as amended as set forth above, the Common Stock Purchase Agreement shall continue in full force and effect. The provisions set forth in Section 11 of the Common Stock Purchase Agreement are hereby incorporated by reference into this Amendment.

                                    * * * * *





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         IN WITNESS  WHEREOF,  the Buyer and the Company  have caused this First
Amendment to Common Stock Purchase Agreement to be duly executed as of the date first written above.

                                     THE COMPANY:

                                     STEROIDOGENESIS INHIBITORS
                                     INTERNATIONAL, INC.
                                     (D/B/A SAMARITAN PHARMACEUTICALS)

                                     By:______________________
                                     Name:
                                     Title:


                                     BUYER:

                                     FUSION CAPITAL FUND II, LLC
                                     BY: FUSION CAPITAL PARTNERS, LLC
                                     BY: SGM HOLDINGS CORP.

                                     By:_______________________
                                     Name: Steven G. Martin
                                     Title: President